                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            REDBACK NETWORKS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                             REDBACK NETWORKS INC.
                            1389 MOFFETT PARK DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                                               February 14, 2000

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Redback Networks Inc., which will be held at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, 94089 on Tuesday, March 7, 2000, at 10:00 a.m.

     Details of the business to be conducted at the annual meeting are given in the attached proxy statement and notice of annual meeting of stockholders.

     It is important that your shares be represented and voted at the meeting. Your vote as a stockholder of Redback is important. YOU MAY VOTE YOUR SHARES BY:

     - marking, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope provided;

     - dialing the telephone number indicated on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone; or

     - casting your vote via the Internet at http://www.cybervote.georgeson.com

     You may also vote in person at the annual meeting, even if you use any of the three options above. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership as of January 28, 2000 and bring that evidence to the annual meeting.

     On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of Redback. We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          LOGO
                                          Dennis L. Barsema
                                          Director, Chief Executive Officer and
                                          President

                                      LOGO

                             REDBACK NETWORKS INC.
                            1389 MOFFETT PARK DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 7, 2000

     The annual meeting of stockholders of Redback Networks Inc. ("Redback") will be held at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, on Tuesday, March 7, 2000, at 10:00 a.m. for the following purposes:

     1. To elect all of the directors of the board of directors to serve until the next annual meeting or until their successors have been duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as Redback's independent public accountants for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached proxy statement.

     Only stockholders of record at the close of business on January 28, 2000 are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at Redback's headquarters located at 1389 Moffett Park Drive, Sunnyvale, California, 94089 during ordinary business hours for the ten-day period prior to the annual meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          LOGO
                                          Dennis L. Barsema
                                          Director, Chief Executive Officer and
                                          President

Sunnyvale, California
February 14, 2000
                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE; OR YOU MAY VOTE TELEPHONICALLY OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                             REDBACK NETWORKS INC.
                            1389 MOFFETT PARK DRIVE
                          SUNNYVALE, CALIFORNIA 94089

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 7, 2000

     These proxy materials are furnished in connection with the solicitation of proxies by the board of directors of Redback Networks Inc., a Delaware corporation ("Redback"), for the annual meeting of stockholders to be held at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, on Tuesday, March 7, 2000, at 10:00 a.m., and at any adjournment or postponement of the annual meeting. These proxy materials were first mailed to stockholders on or about February 14, 2000.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Redback's common stock is the only type of security entitled to vote at the annual meeting. On January 28, 2000, the record date for determination of stockholders entitled to vote at the annual meeting, there were 44,135,869 shares of common stock outstanding. Each stockholder of record on January 28, 2000 is entitled to one vote for each share of common stock held by such stockholder on January 28, 2000. Shares of common stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     Redback's bylaws provide that the holders of fifty percent (50%) of Redback's common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the annual meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     PROPOSAL 2. Ratification of the appointment of PricewaterhouseCoopers LLP as Redback's independent public accountants for the fiscal year ending December 31, 2000 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the annual meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

     Whether or not you are able to attend the annual meeting, you are urged to complete and return the enclosed proxy, which is solicited by our board of directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the board of directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and in the discretion of the proxy holders as to other matters that may properly come before the annual meeting. You may also revoke or change your proxy at any time before the annual meeting. To do this, send a written notice of revocation or another signed proxy with a later date to Redback's corporate secretary at our principal executive offices before the beginning of the annual meeting. You may also automatically revoke your proxy by attending the annual meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership as of the record date. All shares represented by a valid proxy received prior to the annual meeting will be voted.

SOLICITATION OF PROXIES

     Redback will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Redback may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of Redback. No additional compensation will be paid to these individuals for any such services. Redback has also retained Georgeson & Company, Inc. ("Georgeson") to assist in the solicitation of proxies. Georgeson will receive a fee for such services of approximately $15,000 including out-of-pocket expenses, which will be paid by Redback. Except as described above, Redback does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Our bylaws provide that the authorized number of directors of Redback shall be set by the board of directors. The board of directors has adopted a resolution dated October 19, 1999 that sets the authorized number of directors of the Company at five (5). The directors who are being nominated for election to the board of directors, their ages as of December 31, 1999, their positions and offices held with Redback and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. As of the date of this proxy statement, the board of directors is not aware of any nominee who is unable or will decline to serve as a director. The five (5) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of Redback.

                  NOMINEES                     AGE        POSITIONS AND OFFICES HELD AT REDBACK
                  --------                     ---        -------------------------------------
Dennis L. Barsema............................  45    Director, Chief Executive Officer and President
James R. Flach...............................  52    Director
William Kurtz................................  42    Director
Pierre Lamond................................  69    Director
Daniel J. Warmenhoven........................  49    Director

     Dennis L. Barsema has served as Redback's President and Chief Executive Officer and has been a director since joining Redback in November 1997. Prior to November 1997, Mr. Barsema was the Senior Vice President and General Manager at Centigram, a telecommunications company, from January 1996 to November 1997. From October 1993 to December 1995, he served as Vice President at SoftSwitch, a telecommunications company. Prior to that time, he served as Vice President at Primary Access and AT&T Paradyne. Mr. Barsema holds a BS in Business Management from Northern Illinois University.

     James R. Flach has served as a director of Redback since January 1997. From January 1997 to November 1997, Mr. Flach served as President and Chief Executive Officer of Redback. Mr. Flach has been a partner of Accel Partners, a venture capital firm, since September 1992. He currently serves as Chairman of Sentient Networks, a multi-service access switch company, and is also a director of Hybrid Networks, a broadband access equipment company. Additionally, Mr. Flach serves on the board of a number of private companies. Mr. Flach holds a BS in Physics from Rensselaer Polytechnic Institute and an MS in Applied Mathematics from the Rochester Institute of Technology.

     William Kurtz has served as a Redback director since October 1999. Mr. Kurtz has served as Chief Financial Officer of Scient since August 1998. Before joining Scient, Mr. Kurtz served in various capacities at AT&T from July 1983 to August 1998, including Vice President of Cost Management and Chief Financial Officer of AT&T's Business Markets Division. Mr. Kurtz is a certified public accountant and received a BS in Accounting from Rider University and a MS in Management from the Stanford University Graduate School of Business.

     Pierre R. Lamond has served as Redback's Chairman of the Board since November 1996. Mr. Lamond has been a partner with Sequoia Capital, a venture capital firm, since 1981. He is currently the Chairman of Vitesse Semiconductor, a semiconductor company. Additionally, Mr. Lamond serves on the board of a number of private companies. Prior to joining Sequoia, Mr. Lamond was a founder and technical director of National Semiconductor and the general manager of its Integrated Circuit Division. Mr. Lamond holds an MS in Electrical Engineering from Northeastern University and an MS in Physics from Toulouse University.

     Daniel J. Warmenhoven has served as a Redback director since January 1998. Mr. Warmenhoven has been President, Chief Executive Officer and a Director of Network Appliance, a network data storage devices company, since October 1994. Prior to that time, Mr. Warmenhoven served as Chairman, President and Chief Executive Officer of Network Equipment Technologies. Prior to joining Network Equipment Technologies, he spent five years with Hewlett-Packard serving in a number of senior management positions. Before that time, he served thirteen years with IBM. Mr. Warmenhoven holds a BS in Electrical Engineering from Princeton University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1999, the board of directors held twenty (20) meetings and acted by written consent in lieu of a meeting on two
(2) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which each such director served. The board of directors has two standing committees: the audit committee and the compensation committee.

     During the fiscal year ended December 31, 1999, the audit committee of the board of directors held no meetings and did not act by written consent in lieu of a meeting on any occasions. The audit committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the selection of Redback's accountants, the scope of the annual audits, fees to be paid to Redback's accountants, the performance of Redback's accountants and the accounting practices of Redback. The current members of the audit committee are Messrs. Kurtz, Lamond and Warmenhoven.

     During the fiscal year ended December 31, 1999, the compensation committee of the board of directors held one (1) meeting and did not act by written consent in lieu of a meeting on any occasions. The compensation committee reviews the performance of Redback's executive officers, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Stock Incentive Plan. The current members of the compensation committee are Messrs. Flach and Warmenhoven.

DIRECTOR COMPENSATION

     Except for grants of stock options, our directors generally do not receive compensation for services provided as a director. We also do not pay compensation for committee participation or special assignments of the board of directors.

     Non-employee board members are eligible for option grants pursuant to the provisions of the 1999 Directors' Option Plan. Under the 1999 Directors' Option Plan, each individual who first becomes a non-employee board member after the date of our initial public offering will be granted an option to purchase 50,000 shares on the date such individual joins the board, provided such individual has not been in the prior employ of Redback. In addition, at each annual meeting of stockholders, each non-employee board member will receive an additional option grant to purchase 20,000 shares of common stock, whether or not such individual has been in the prior employ of Redback. However, a director will not receive the initial 50,000-share grant and an annual 20,000-share grant in the same calendar year. The option price for each option grant under the 1999 Directors' Option Plan will be equal to the fair market value per share of common stock on the automatic grant date. Each option grant is fully exercisable at grant for fully vested shares. On October 19, 1999, in connection with his appointment to the board of directors, Mr. William Kurtz was granted an option to purchase 50,000 shares of common stock at an exercise price of $120 per share. Pursuant to the 1999 Directors' Option Plan, each of Messrs. Flach, Kurtz, Lamond and Warmenhoven will be granted options to purchase 20,000 shares of common stock on the date of the annual meeting.

     Directors are eligible to receive options and be issued shares of common stock directly under the 1999 Stock Incentive Plan, and directors who are also Redback employees are also eligible to participate in the Redback's Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as Redback's independent public accountants for the fiscal year ending December 31, 2000. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the annual meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

     In the event the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the appointment is ratified, the board of directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the board of directors feels that such a change would be in Redback's and its stockholders' best interests.

     PricewaterhouseCoopers LLP has audited Redback's financial statements since 1996. Its representatives are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS REDBACK'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                            OWNERSHIP OF SECURITIES

     The following table sets forth the beneficial ownership of Redback common stock as of December 31, 1999: (1) each person who is known by us to beneficially own more than 5% of our common stock; (2) the chief executive officer and each of our executive officers, (3) each of our directors; and (4) all of our directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. The percentage of beneficial ownership for the following table is based on 43,896,937 shares of common stock outstanding as of December 31, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock subject to options currently exercisable within 60 days of December 31, 1999 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated, and subject to community property laws where applicable, the persons in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Redback Networks Inc., 1389 Moffett Park Drive, Sunnyvale, CA 94089.

                                                                                       PERCENTAGE OF
                                                              SHARES BENEFICIALLY   SHARES BENEFICIALLY
     NAME AND ADDRESS (IF APPLICABLE) BENEFICIAL OWNER               OWNED                 OWNED
     -------------------------------------------------        -------------------   -------------------
EXECUTIVE OFFICERS AND DIRECTORS
Dennis J. Barsema...........................................       1,300,710               2.96%
Craig M. Gentner............................................               0                  *
Randall J. Kruep(1).........................................         504,300                1.1%
William E. Miskovetz(2).....................................         550,702                1.2%
Geoffrey C. Darby(3)........................................         387,500                  *
James R. Flach(4)...........................................         389,942                  *
William Kurtz(5)............................................          49,982                  *
Pierre R. Lamond(6).........................................       2,865,301                6.5%
Daniel J. Warmenhoven.......................................         150,000                  *

OTHER 5% STOCKHOLDERS
Entities affiliated with Sequoia Capital(7).................       2,463,134                5.6%
  3000 Sand Hill Road
  Building 4, Suite 280
  Menlo Park, CA 94025
All executive officers and directors as a group (8
  persons)(8)...............................................       3,735,303                8.4%

---------------
 *  Represents beneficial ownership of less than 1%.

(1) Includes 408,300 shares and options immediately exercisable for 90,000 shares owned individually by Mr. Kruep, 2,000 shares owned by the Julia Kruep Trust dated May 14th, 1999, 2,000 shares owned by the Andrew Kruep Trust dated May 14th, 1999 and 2,000 shares owned by the Christian Kruep Trust dated May 14th, 1999.

(2) Includes options immediately exercisable for 440,000 shares of common stock.

(3) Includes options immediately exercisable for 187,500 shares of common stock.

(4) Includes 339,942 shares and options immediately exercisable for 50,000 shares owned individually by Mr. Flach.

(5) Includes options immediately exercisable for 49,900 shares.

(6) Includes 61,442 shares and options immediately exercisable for 50,000 shares owned individually by Mr. Lamond, 180,973 shares owned by the Pierre R. and Christine E. Lamond Trust dated November 22, 1985, 109,752 shares held in the David A. Lamond Trust dated November 16, 1992, 70,101 shares held by Sequoia 1995 LLC, 2,270 shares held by Sequoia 1997, 2,256,168 shares held by Sequoia Capital VII, 130,567 shares held by Sequoia Technology Partners VII and 4,028 shares held by SQP 1997. Mr. Lamond disclaims beneficial ownership of the shares held by Sequoia 1995 LLC, Sequoia 1997, Sequoia Capital VII, Sequoia Technology Partners VII and SQP 1997, except to the extent of his pecuniary interest therein.

(7) Includes 70,101 shares held by Sequoia 1995 LLC, 2,270 shares held by Sequoia 1997, 2,256,178 shares held by Sequoia Capital VII, 130,567 shares held by Sequoia Technology Partners VII and 4,028 shares held by SQP 1997.

(8) Includes options immediately exercisable for 239,900 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The members of the board of directors, the executive officers and persons who hold more than 10% of Redback's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of Redback's common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that Redback received from such persons for their 1999 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 fiscal year, Redback believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, board members and greater than ten-percent stockholders, except that the Form 3 for William Kurtz, a director of Redback, was filed late.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

                               EXECUTIVE OFFICERS

                   NAME                      AGE      POSITION HELD AS OF DECEMBER 31, 1999
                   ----                      ---      -------------------------------------
Dennis L. Barsema..........................  45    President, Chief Executive Officer and
                                                   Director
Craig M. Gentner...........................  53    Vice President of Finance, Chief Financial
                                                   Officer and Corporate Secretary
Randall J. Kruep...........................  38    Vice President of Worldwide Sales
William E. Miskovetz.......................  40    Vice President of Engineering

     Dennis L. Barsema -- See "Proposal No. 1 -- Election of Directors."

     Craig M. Gentner has served as Vice President of Finance, Chief Financial Officer and Corporate Secretary of Redback since October 1999. From July of 1989 to December of 1998, Mr. Gentner was the Senior VP of Finance and CFO for Network Equipment Technologies, a leading supplier of multi-service wide area networking equipment company. Mr. Gentner holds a BS in Accounting from the University of Utah.

     Randall J. Kruep has served as Vice President of Worldwide Sales of Redback since January 1999. From September 1997 to January 1999, Mr. Kruep served as Redback's Vice President of Sales. Previously, Mr. Kruep was Senior Director of Telecom Sales for Fore Systems, an ATM/switching company, from May 1996 to July 1997. Prior to that time, he was a Regional Sales Manager at Cisco, a networking company, from May 1992 to May 1996. From May 1982 to May 1992 he was Director of Sales at Motorola in the Information Systems Group. Mr. Kruep holds a BA in Finance and Communications from Southern Illinois University and an MBA from Fontbonne College.

     William E. Miskovetz has served as Vice President of Engineering of Redback since May 1998. Previously, he was Vice President of Engineering at FreeGate, a networking company, from January 1997 to May 1998. From May 1991 to January 1997, he held various engineering and management positions at Cisco, a networking company. Mr. Miskovetz holds a BS in Computer Science from the University of Illinois.

COMPENSATION COMMITTEE REPORT

     The compensation committee of Redback's board of directors has the exclusive authority to establish the level of base salary payable to the chief executive officer and certain other executive officers of Redback and to administer Redback's 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and 1999 Directors' Option Plan. In addition, the compensation committee has the responsibility for approving the individual bonus programs to be in effect for the chief executive officer and certain other executive officers. The compensation committee is composed of non-employee directors and meets on a scheduled basis to evaluate the effectiveness of the compensation program in linking performance and executive pay. Additionally, the compensation committee is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly.

     For the fiscal year ended December 31, 1999, the process utilized by the compensation committee in determining executive officer compensation levels was based on the subjective judgment of the compensation committee. Among the factors considered by the compensation committee were the recommendations of the chief executive officer with respect to the compensation of Redback's key executive officers. However, the compensation committee made the final compensation decisions concerning such officers.

     General Compensation Policy. The objective of Redback's executive compensation program is to align executive compensation with Redback's long and short-term business objectives and performance. Additionally, it is imperative that executive compensation enables Redback to attract, retain, and motivate qualified executives who are able to contribute to the long-term success of Redback. The following specific strategies are utilized to guide Redback's executive compensation decisions:

     - Risk and Reward. A significant portion of an executive's compensation should be tied to his or her performance and contributions to the success of Redback.

     - Pay for Performance. If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.

     - Compensate Competitively. Redback compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.

     During 1999, Redback's executive compensation program included these key elements:

     - Base Salary. Redback establishes the base salaries of its executives based on competitive market practices derived from comparisons with companies of similar size and in similar industries. Additionally, each executive's base pay is positioned relative to the total compensation package, including cash incentives and equity-based incentives.

     - Cash-Based Incentives. During 1999, five executives of Redback participated in a cash incentive program under which payment was based upon the achievement of specific goals pertaining to revenue performance, bookings, and customer satisfaction. This incentive program is designed to award no payment when Redback does not achieve threshold levels of performance. Specifically, a target incentive was established at the beginning of the year based on performance in the areas of bookings, revenues, and customer satisfaction. During the 1999 fiscal year, Redback far exceeded the goals set for bookings and revenues. Consequently, the bonus paid to the chief executive officer and other executives was at least 100% of target. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting Redback's business plan and financial goals.

     - Equity-Based Incentives. Stock options are designed to align the interests of each executive with those of the stockholders. Each year, the compensation committee considers the grant to executives of stock option awards. The compensation committee believes that stock options provide added incentive for executives to influence the strategic direction of Redback and to create and grow value for customers, stockholders and employees. Options are granted at fair market value and typically have four-year vesting periods, contingent upon the executives, continued employment with Redback. The number of stock option shares that are granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice.

     CEO Compensation. The annual base salary for Mr. Barsema, Redback's chief executive officer and president, was increased from $180,000 in 1998 to $225,000 in 1999. The compensation committee felt that the increase in Mr. Barsema's salary was justified given the growth of Redback and Mr. Barsema's increasing responsibilities following Redback's initial public offering. The remaining components of the chief executive officer's 1999 fiscal year incentive compensation were entirely dependent upon Redback's performance and provided no dollar guarantees. The bonus paid to the chief executive officer for the fiscal year was based on the same incentive plan as the other executives.

     Tax Limitation. Under the Federal tax laws, a publicly-held company such as Redback will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under Redback's 1999 Stock Incentive Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1999 Stock Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to Redback's executive officers for the fiscal year ended December 31, 1999 will exceed the $1 million limit per officer, the compensation committee will defer any decision on whether to limit the dollar amount of all other compensation payable to Redback's executive officers to the $1 million cap.

                                          Compensation Committee
                                          James R. Flach
                                          Daniel J. Warmenhoven

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee of Redback's board of directors was formed in September of 1998, and the members of the compensation committee are Messrs. Flach and Warmenhoven. Neither of these individuals was at any time during fiscal 1999 an officer or employee of Redback. No executive officer of Redback serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Redback's board of directors or compensation committee.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation, for the fiscal years ended December 31, 1999 and December 31, 1998, earned by Redback's chief executive officer and the three other most highly compensated executive officers, each of whose aggregate compensation for fiscal 1999 exceeded $100,000 for services rendered in all capacities to Redback and its subsidiaries for that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                                                                          AWARDS
                                                                                       ------------
                                                               ANNUAL COMPENSATION      SECURITIES
                                                    FISCAL    ---------------------     UNDERLYING
           NAME AND PRINCIPAL POSITION               YEAR     SALARY($)    BONUS($)     OPTIONS(#)
           ---------------------------              ------    ---------    --------    ------------
Dennis L. Barsema.................................   1999     $225,000     $100,000            --
  President, Chief Executive Officer and             1998      180,000       90,000            --
  Director
Craig M. Gentner..................................   1999       45,000(1)        --       250,000
  Vice President of Finance, Chief Financial
  Officer and
  Corporate Secretary
Randall J. Kruep..................................   1999      125,000      295,000(2)         --
  Vice President of                                  1998       90,000      135,442(2)    150,000
  Worldwide Sales
William E. Miskovetz..............................   1999      160,000           --            --
  Vice President of                                  1998       93,750       15,000       635,000
  Engineering
Geoffrey C. Darby.................................   1999      175,000           --            --
  Vice President of Finance,                         1998       72,000(3)     7,000       450,000
  Chief Financial Officer and Secretary

-------------------------

 (1) Mr. Gentner joined Redback in October 1999. This amount represents the total amount of compensation Mr. Gentner received in 1999. Mr. Gentner's annualized salary for 1999 was $200,000.

 (2) Represents commission income.

 (3) Mr. Darby joined Redback in August 1998. This amount represents the total amount of compensation Mr. Darby received in 1998. Mr. Darby's annualized salary for 1998 was $175,000. Mr. Darby resigned from Redback effective February 2000.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to each of the named officers for the fiscal year ended December 31, 1999. No stock appreciation rights were granted during such year.

                                              INDIVIDUAL GRANTS(1)
                                ------------------------------------------------     POTENTIAL REALIZABLE
                                  NUMBER     % OF TOTAL                                VALUE AT ASSUMED
                                    OF        OPTIONS                                ANNUAL RATES OF STOCK
                                SECURITIES   GRANTED TO   EXERCISE                    PRICE APPRECIATION
                                UNDERLYING   EMPLOYEES      PRICE                     FOR OPTION TERM(3)
                                 OPTIONS     IN FISCAL    PER SHARE   EXPIRATION   -------------------------
             NAME               GRANTED(#)    YEAR(2)      ($/SH)        DATE         5%($)        10%($)
             ----               ----------   ----------   ---------   ----------   -----------   -----------
Craig M. Gentner..............   250,000        4.5%       $120.00     10/17/09    $18,866,839   $47,812,274

---------------
(1) The options disclosed in the table were granted on October 18, 1999. The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a same-day sale of the purchased shares. Redback may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with Redback. Except as otherwise noted, the options listed in the table become exercisable for 25% of the shares after one year of service from the designated vesting date and for the balance of the shares in a series of 36 equal monthly installments from the first anniversary of the designated vesting date. Under each of the options, the option shares will vest upon an acquisition of Redback by merger or asset sale, unless the acquiring company assumes the options.

(2) Based on an aggregate of 5,505,500 options granted in the fiscal year.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of Redback's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning option exercises in fiscal year 1999 and option holdings as of December 31, 1999 with respect to each of the named officers. No stock appreciation rights were outstanding at the end of that year.

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                         VALUE REALIZED         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          SHARES        (MARKET PRICE AT           AT FY-END(#)                 AT FY-END($)(1)
                        ACQUIRED ON      EXERCISE LESS      ---------------------------   ---------------------------
        NAME            EXERCISE(#)    EXERCISE PRICE)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -------------   ------------------   -----------   -------------   -----------   -------------
Craig M. Gentner.....          --                  --                        250,000                     $14,375,000
Geoffrey C. Darby....     262,500          $5,759,000         187,500             --      $33,206,250             --
Randall J. Kruep.....          --                  --          90,000             --       15,840,000             --
William E.
  Miskovetz..........          --                  --         440,000             --       77,905,000             --

---------------
(1) Based on the fair market value of Redback's common stock at December 31, 1999 ($177.50) per share less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     The compensation committee, as administrator of the 1999 Stock Incentive Plan, may provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer of Redback in connection with certain changes in control of Redback. The accelerated vesting may be conditioned on the termination of the individual's employment following the change in control event. None of Redback's executive officers have employment agreements with Redback, and they may resign and their employment may be terminated at any time.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on Redback's common stock between May 18, 1999 (the date Redback's common stock commenced public trading) and December 31, 1999 with the cumulative total return of (i) the Nasdaq Composite Index and (ii) the Hambrecht and Quist Technology Index, over the same period. This graph assumes the investment of $100.00 on May 18, 1999 in Redback's common stock, the Nasdaq Composite Index and the Hambrecht and Quist Technology Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data. Redback cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of Redback's common stock.

       COMPARISON OF CUMULATIVE TOTAL RETURN AMONG REDBACK NETWORKS INC., THE NASDAQ COMPOSITE INDEX AND THE HAMBRECHT AND QUIST TECHNOLOGY INDEX

                                                                                                           HAMBRECHT AND QUIST
                                                         REDBACK             NASDAQ COMPOSITE INDEX         TECHNOLOGY INDEX
                                                         -------             ----------------------        -------------------
5/18/99                                                  100.00                      100.00                      100.00
6/30/99                                                  142.29                      104.85                      108.84
9/30/99                                                  244.74                      107.16                      115.11
12/31/99                                                 402.22                      158.59                      188.22

     Redback effected its initial public offering of common stock on May 18, 1999 at a price of $11.50 per share (as adjusted to reflect its 2 for 1 forward stock split effected in August 1999). The graph above, however, commences with the closing price of $42.06 per share (as adjusted to reflect the August 1999 stock split) on May 18, 1999 -- the date Redback's common stock commenced public trading.

     Notwithstanding anything to the contrary set forth in any of Redback's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by Redback under those statutes, the compensation committee report and stock performance graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Redback under those statutes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Redback's certificate of incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Redback's bylaws provide that Redback shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Redback has also entered into indemnification agreements with its officers and directors containing provisions that may require Redback, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     There has not been, nor is there currently proposed, any transaction or series of similar transactions in which Redback was or is to be a party in which the amount involved exceeds $60,000 and in which any person who is a director or executive officer of Redback, had or will have a direct or indirect interest other than the following:

     - In December 1997, we loaned $104,696 to Dennis Barsema, our president, chief executive officer and a director, under a promissory note. The note accrues interest at a rate of 5.81% compounded annually and expires on December 3, 2000, on which date all unpaid interest and principal is due on demand. $117,330 of this note is currently outstanding, including accrued interest.

     - In January 1998, we advanced $210,626 to Mr. Barsema for the purchase of 2,106,960 shares of Redback common stock pursuant to a subscription agreement dated December 1997. The principal balance of this note, together with interest accrued and unpaid to date, is due and payable in January 2002. Interest will accrue under the note on any unpaid principal balance at the rate of 5.93% per annum, compounded annually. $143,368 of this note is currently outstanding, including accrued interest. The note is full recourse and secured by a pledge of the purchased common stock.

     - We granted James R. Flach, a director of Redback, an option to purchase 50,000 shares of Redback common stock, at an exercise price of $11.50 per share, on May 18, 1999.

     - We granted William Kurtz, a director of Redback, an option to purchase 50,000 shares of Redback common stock, at an exercise price of $120.00 per share, on October 19, 1999.

     - We granted Pierre R. Lamond, a director of Redback, an option to purchase 50,000 shares of Redback common stock, at an exercise price of $11.50 per share, on May 18, 1999.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2001 annual meeting must be received by Redback at its offices at 1389 Moffett Park Drive, Sunnyvale, California 94089, Attn: Olivia Martinez, not later than October 17, 2000 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Redback's proxy statement for that meeting. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, a stockholder proposal intended to be presented at the 2001 annual meeting must be received by Redback at its offices at 1389 Moffett Park Drive, Sunnyvale, California 94089, Attn: Olivia Martinez, not later than January 1, 2001 in order for proxy holders to be allowed to use their discretionary voting authority to vote on such proposal when the proposal is raised at the 2001 annual meeting, even though there is no discussion of such proposal in Redback's proxy statement for that meeting.

                                 OTHER MATTERS

     The board knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          LOGO
                                          Dennis L. Barsema
                                          Director, Chief Executive Officer and
                                          President

Sunnyvale, California
February 14, 2000

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE; OR YOU MAY VOTE TELEPHONICALLY OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

 PROXY                       REDBACK NETWORKS INC.                       PROXY
                  1389 MOFFETT PARK DRIVE, SUNNYVALE, CA 94089

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             REDBACK NETWORKS INC.
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 7, 2000

        The undersigned holder of Common Stock, par value $0.0001, of Redback Networks Inc. (the "Company") hereby appoints Dennis L. Barsema and Craig M. Gentner, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, March 7, 2000 at 10:00 a.m. local time, at the Sheraton Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSAL 2.

        PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                    (Reverse)
                              REDBACK NETWORKS INC.
   [X]          PLEASE MARK VOTES
                AS IN THIS EXAMPLE


1. To elect the following directors to serve for a term ending upon the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES:  ____________ and ____________
           FOR WITHHELD     For all nominees, except for
                            nominees written below.



                            ________________________
                            Nominee exception(s).

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

                        FOR             AGAINST             ABSTAIN

                        [ ]               [ ]                 [ ]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature: _________________________________________________

Signature (if held jointly):________________________________

Date:_________________________________________________, 2000

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.



                                       17